As filed with the Securities and Exchange Commission on February 3, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 28, 2009

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 28, 2009, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 15, 2008, as amended by Amendment No. 1, dated October 21, 2008, between Bank of America Corporation (the “Corporation”) and Merrill Lynch & Co., Inc., the Corporation expanded its board of directors (the “Board”) to nineteen directors. The Corporation appointed each of Charles O. Rossotti, Virgis W. Colbert, and Admiral Joseph Prueher (the “New Directors”) to the Board, effective January 28, 2009.

Mr. Colbert is expected to serve on the Asset Quality Committee of the Board. Admiral Prueher is expected to serve on the Audit Committee of the Board. Mr. Rossotti is expected to serve on the Corporate Governance and Compensation and Benefits Committees of the Board.

The New Directors will receive compensation as non-employee directors in accordance with the Corporation’s non-employee director compensation practices described in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 19, 2008. The initial cash and stock award to be received by the New Directors will be pro rated for the 91 days from their appointment to the Corporation’s next annual meeting of stockholders.

A copy of the news release announcing the appointment of the New Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated January 28, 2009 Announcing the Appointment of the New Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: February 3, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated January 28, 2009 Announcing the Appointment of the New Directors